                                                                     EXHIBIT 1.1



                                                               November 14, 2001




Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302

Salomon Smith Barney Inc
388 Greenwich Street
New York, New York  10013

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
4 World Financial Center, Floor 15
New York, New York  10080

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York  10036

Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004



Ladies & Gentlemen:

               International Lease Finance Corporation, a California corporation (the "Company"), has entered into a Distribution Agreement, dated May 14, 2001 (the "Distribution Agreement"), with you with respect to the issuance and sale by the Company of up to an aggregate principal amount of $1,000,000,000 of Medium-Term Notes, Series M (the "Notes"), due from nine months to 30 years from the date of issue. The Distribution Agreement was amended pursuant to a letter agreement dated June 15, 2001 to increase the aggregate principal amount of the Notes to $1,500,000,000. The Distribution Agreement was again amended pursuant to a second letter agreement dated October 3, 2001 to increase the aggregate principal amount of the Notes to $2,000,000,000. The Company proposes to increase the aggregate principal amount of the Notes that can be issued to $2,350,000,000. The Company desires to amend the Distribution Agreement to provide that it shall apply to the additional aggregate principal amount of the Notes to be issued.

               Accordingly, this will confirm the Company's agreement with you that Schedule I attached to the Distribution Agreement is hereby amended and restated as provided in Schedule I attached hereto and that Exhibit A to the Distribution Agreement is hereby amended and restated as provided in Exhibit A attached hereto. All references to the Notes in the Distribution Agreement shall hereinafter refer to the $2,350,000,000 aggregate principal amount of the Notes.

               Except as provided in the preceding paragraph, the terms and conditions of the Distribution Agreement shall remain in full force and effect.



                  [remainder of page intentionally left blank]

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among you and the Company.

                                       Very truly yours,

                                       INTERNATIONAL LEASE FINANCE CORPORATION


                                       By: /s/ ALAN H. LUND
                                          --------------------------------------
                                          Name: Alan H. Lund
                                          Title: Executive Vice President,
                                                 Co-Chief Operating Officer and
                                                 Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

LEHMAN BROTHERS INC.                        MORGAN STANLEY & CO. INCORPORATED


By: /s/ MARTIN GOLDBERG                     By: /s/ MICHAEL FUSCO
  -----------------------------------         ----------------------------
    Name:  Martin Goldberg                      Name:  Michael Fusco
    Title:  Senior Vice President               Title:  Executive Director

SALOMON SMITH BARNEY INC.                   BANC OF AMERICA SECURITIES LLC


By: /s/ GRAEME A. GILFILLAN                 By: /s/ LILY CHANG
  -----------------------------------         ----------------------------
    Name:  Graeme A. Gilfillan                  Name:  Lily Chang
    Title:  Managing Director                   Title:  Principal

MERRILL LYNCH, PIERCE, FENNER &             GOLDMAN, SACHS & CO
SMITH INCORPORATED

                                            By: /s/ GOLDMAN, SACHS & CO.
                                               ---------------------------
By: /s/ SCOTT G. PRIMROSE                       Goldman, Sachs & Co.
  -----------------------------------
    Name:  Scott G. Primrose
    Title:  Authorized Signatory


J.P. MORGAN SECURITIES INC.


By: /s/ MARIA SRAMEK
    --------------------------------
    Name:  Maria Sramek
    Title:  Vice President

                                   SCHEDULE I


Registration Statement No. 333-60264

Amount of the Notes:  $2,350,000,000


Amount of the Securities:  $4,000,000,000



               The Company agrees to pay Lehman Brothers Inc., Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co. (individually, an "Agent") a commission equal to the following percentage of the principal amount of each Note sold by such
Agent:

        Term                                                    Commission Rate
        ----                                                    ---------------
        From 9 months to less than one year                        .125%
        From one year to less than 18 months                       .150%
        From 18 months  to  less  than 2 years                     .200%
        From 2 years to less than 3 years                          .250%
        From 3 years to less than 4 years                          .350%
        From 4 years to less than 5 years                          .450%
        From 5 years to less than 6 years                          .500%
        From 6 years to less than 7 years                          .550%
        From 7 years to less than 10 years                         .600%
        From 10 years to less than 15 years                        .625%
        From 15 years to less than 20 years                        .700%
        From 20 years to 30 years                                  .750%

Address for Notice to Agents:

Lehman Brothers Inc.
101 Hudson Street
Jersey City, New Jersey 07302
Attention:  Fixed Income Syndicate
Telecopy number:  (201) 524-5175
Telephone number:  (201) 524-2000

Salomon Smith Barney Inc
388 Greenwich Street
New York, New York  10013
Attention:  Medium-Term Note Department
Telecopy number:  (212) 783-2274
Telephone number: (212) 783-7000

Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
4 World Financial Center, Floor 15
New York, New York  10080
Attention:  MTN Product Management
Telecopy number:  (212) 449-2234
Telephone number: (212) 449-7476

J.P. Morgan Securities Inc.
270 Park Avenue, 9th Floor
New York, New York  10017
Attention:  Transaction Execution Group
Telecopy number: (212) 834-6702
Telephone number: (212) 834-5710

Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York  10036
Attention:  Manager - Continuously Offered Products
Telecopy number:  (212) 761-0780
Telephone number:  (212) 761-2000

        with a copy to:

        Morgan Stanley & Co. Incorporated
        1585 Broadway, 29th Floor
        New York, New York  10036
        Attention:  Peter Cooper, Investment Banking
                           Information Center
        Telecopy number:  (212) 761-0260
        Telephone number:  (212) 761-8385

Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255
Attention:  Debt Financing Group/Medium Term Note Dept.
Telecopy number:  (704) 388-9939
Telephone number: (704) 386-7800

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004
Attention:  Medium-Term Note Desk
Telecopy number: (212) 902-3000
Telephone number: (212) 902-1000

Securities to be delivered by book-entry transfer.

                                    EXHIBIT A

                   MEDIUM-TERM NOTE ADMINISTRATIVE PROCEDURES

                                   [ATTACHED]

                                                                       Exhibit A



                        MEDIUM-TERM NOTE ADMINISTRATIVE
                PROCEDURES FOR FIXED RATE AND FLOATING RATE NOTES
                         (DATED AS OF NOVEMBER 14, 2001)

               Medium-Term Notes, Series M (the "Notes"), in the aggregate principal amount of up to U.S. $2,350,000,000 are to be offered on a continuing basis by International Lease Finance Corporation (the "Company") through Lehman Brothers Inc., Salomon Smith Barney Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Goldman, Sachs & Co., who, as agents (each an "Agent," and, collectively, the "Agents"), have agreed to use their best efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

               The Notes are being sold pursuant to a Distribution Agreement, dated May 14, 2001, as amended through November 14, 2001 (the "Distribution Agreement"), by and between the Company and the Agents. The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of November 1, 2000, between the Company and The Bank of New York, as trustee (the "Trustee"). A Registration Statement (the "Registration Statement", which term shall include any additional registration statements filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent basic Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus Supplement." The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement."

               The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

               General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                          PART I: PROCEDURES OF GENERAL
                                  APPLICABILITY

Date of Issuance/
  Authentication:                     Each Note will be dated as of the date of
                                      its authentication by the Trustee. Each
                                      Note shall also bear an original issue
                                      date (the "Original Issue Date"). The
                                      Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                           Each Note will mature on a date selected
                                      by the purchaser and agreed to by the
                                      Company which is not less than nine months from its Original Issue Date; provided, however, that Notes bearing interest at rates determined by reference to selected indices ("Floating Rate Notes") will mature on an Interest Payment Date.

Registration:                         Notes will be issued only in fully
                                      registered form.

Calculation of Interest:              In the case of Notes bearing interest at
                                      fixed rates ("Fixed Rate Notes") interest
                                      (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.
                                      In the case of Floating Rate Notes,
                                      interest will be calculated and paid on
                                      the basis of the actual number of days in the interest period divided by 360 for CD
                                      Rate, Commercial Paper Rate, Eleventh
                                      District Cost of Funds Rate, Federal Funds
                                      Rate, Prime Rate or LIBOR Notes and on the basis of the actual number of days in the interest period divided by the actual number of days in the year for CMT Rate or Treasury Rate Notes.

Acceptance and
  Rejection of Offers:                The Company shall have the sole right to
                                      accept offers to purchase Notes from the Company and may reject any such offer in whole or in part. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase
                                      Notes from the Company received by it.
                                      Each Agent shall have the right, in its
                                      discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes through it in whole or in part.

Preparation of Pricing                If any offer to purchase a Note is
  Supplement:                         accepted by the Company, the Company, with
                                      the assistance of the Agent which
                                      presented such offer (the "Presenting
                                      Agent"), will prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement relating to the Notes and the plan of distribution thereof, if changed (the "Supplemented Prospectus"), with the Commission in accordance with Rule 424 under the Securities Act of 1933, as amended (the "Act"). The Presenting
                                      Agent will cause a stickered Supplemented
                                      Prospectus to be delivered to the
                                      purchaser of the Note.

                                      In addition, the Company shall deliver
                                      each completed Pricing Supplement, via
                                      next day mail or telecopy to arrive no
                                      later than 11:00 A.M. on the Business Day following the trade date, to the Presenting Agent at the following locations:

                                      If to Lehman Brothers Inc.:

                                              ADP Prospectus Services
                                              55 Mercedes Way
                                              Edgewood, New York 11717
                                              Attn:  Client Services Desk
                                              Telecopy:     (631) 254-7268

                                              also for record keeping purposes,
                                              please send a copy to:

                                              Lehman Brothers Inc.
                                              101 Hudson Street
                                              Jersey City, New Jersey 07302
                                              Attention:  Fixed Income Syndicate
                                              Telecopy number:  (201) 524-5175
                                              Telephone number:  (201) 524-2000
                                              Telephone:    (212) 526-8400
                                              Telecopy:     (212) 526-1682


                                      If to Salomon Smith Barney Inc.:

                                              Salomon Smith Barney Inc.
                                              Attention:  Annabelle Avila
                                              140 58th Street, 8th Floor
                                              Brooklyn, New York 11220
                                              Telephone: (718) 765-6725
                                              Telecopy:  (718) 765-6734

                  If to Merrill Lynch, Pierce, Fenner & Smith Incorporated:
                          Merrill Lynch, Pierce, Fenner & Smith Incorporated Tritech Services
                          44-B Colonial Drive
                          Piscataway, NJ  08854
                          Attn:  Final Prospectus Unit/
                                Nachman Kimerling
                          Telephone:    (732) 885-2768
                          Telecopy:     (732) 885-2774/2775/2776

                          also, for record keeping purposes,
                          please send a copy to:

                          Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters
                          4 World Financial Center, Floor 15
                          New York, NY 10080
                          Attn:  MTN Product Management
                          Telephone:    (212) 449-3780
                          Telecopy:     (212) 449-2234


                  If to J.P. Morgan Securities Inc.:
                          J.P. Morgan Securities Inc.
                          270 Park Avenue, 8th Floor
                          New York, New York  10017
                          Attn:  Medium-Term Note Desk
                          Telephone:    (212) 834-4421
                          Telecopy:     (212) 834-6081

                  If to Morgan Stanley & Co. Incorporated:
                          Morgan Stanley and Co. Incorporated
                          1585 Broadway
                          2nd Floor
                          New York, New York  10036
                          Attention:  Medium-Term Notes
                                    Trading Desk/
                                    Carlos Cabrera
                          Telephone:    (212) 761-2000
                          Telecopy:     (212) 761-0780

                  If to Banc of America Securities LLC:
                          Banc of America Securities LLC
                              100 North Tryon Street
                              Charlotte, N.C.  28255
                              Attention:  Debt Financing Group/
                              Medium-Term Note Department
                              Telecopy number:  (704) 388-9939
                                      Telephone number: (704) 386-7800

                  If to Goldman, Sachs & Co.:
                          Goldman, Sachs & Co.
                          85 Broad Street, 27th Floor
                          New York, New York  10004
                          Attention:  Medium Term Note Desk/Patti Parisi,
                                    Karen Robertson
                          Telephone:    (212) 902-1482
                          Telecopy:     (212) 902-0658

                                      In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Supplemented Prospectuses prior to their use. Outdated Pricing Supplements, and the Supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Settlement:                           The receipt of immediately available funds
                                      by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement." Offers accepted by the Company will be settled from three to five Business Days after the Company's acceptance of the offer, or at a time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to
                                      Book-Entry Notes and Certificated Notes, respectively. If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement
                                      Procedures Timetable," such offer shall
                                      not be settled until the Business Day
                                      following the completion of settlement
                                      procedures A and B or such later date as the purchaser and the Company shall agree.

                                      In the event of a purchase of Notes by any Agent as principal, appropriate settlement details will be as agreed between the Agent and the Company pursuant to the applicable Terms Agreement.

Procedure for Changing Rates or       When a decision has been reached to change
  Other Variable Terms:               the interest rate or any other variable
                                      term on any Notes being sold by the
                                      Company, the Company will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Notes. The Agents will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only
                                      "indications of interest" may be recorded.
                                      Immediately after acceptance by the
                                      Company of an offer to purchase at a new interest rate or new variable term, the Company, the Presenting Agent and the Trustee shall follow the procedures set forth under the applicable "Settlement
                                      Procedures."

Suspension of Solicitation;           The Company may instruct the Agents to
  Amendment or Supplement:            suspend solicitation of purchases at any
                                      time. Upon receipt of such instructions
                                      the Agents will forthwith suspend
                                      solicitation of offers to purchase from
                                      the Company until such time as the Company has advised them that solicitation of offers to purchase may be resumed. If the Company decides to amend the Registration
                                      Statement (including incorporating any
                                      documents by reference therein) or
                                      supplement any of such documents (other
                                      than to change rates or other variable
                                      terms), it will promptly advise the Agents and will furnish the Agents and their counsel with copies of the proposed amendment (including any document proposed to be incorporated by reference therein) or supplement. One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agents at the following respective addresses:

                                              Lehman Brothers Inc.
                                              101 Hudson Street
                                              Jersey City, New Jersey 07302
                                              Attention:  Fixed Income Syndicate

                                              Salomon Smith Barney Inc.
                                              388 Greenwich Street
                                              New York, New York  10013
                                              Attention:  Medium-Term Note
                                                Department

                                              Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated
                                              4 World Financial Center, Floor 15
                                              New York, New York  10080
                                              Attention:  MTN Product Management

                                              J.P. Morgan Securities Inc.
                                              270 Park Avenue, 9th Floor
                                              New York, New York  10017
                                              Attention:  Transaction Execution
                                                Group

                                              Morgan Stanley & Co. Incorporated
                                              1585 Broadway, 2nd Floor
                                              New York, New York  10036
                                              Attention:  Manager - Continuously
                                                Offered Products

                                              Banc of  America Securities LLC
                                              100 North Tryon Street
                                              Charlotte, N.C.  28255
                                              Attention:  Debt Financing Group
                                              Medium-Term Note Department

                                              Goldman, Sachs & Co.
                                              85 Broad Street, 27th Floor
                                              New York, New York  10004
                                              Attention:  Medium Term Note
                                                          Desk/Patti Parisi,
                                                          Karen Robertson

                                      In the event that at the time the
                                      solicitation of offers to purchase from
                                      the Company is suspended (other than to
                                      change interest rates or other variable
                                      terms) there shall be any orders
                                      outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:               A copy of the most recent Prospectus,
                                      Prospectus Supplement and Pricing
                                      Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to a customer or his agent or
                                      (b) the delivery of Notes to a customer or his agent.

Authenticity of Signatures:           The Agents will have no obligations or
                                      liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Documents Incorporated by Reference:  The Company shall supply the Agents with an adequate supply of all documents
                                      incorporated by reference in the
                                      Registration Statement.

Business Day:                         "Business Day" means any day that is not a
                                      Saturday or Sunday, and that, in The City of New York (and with respect to LIBOR
                                      Notes, the City of London), is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close. For Notes the payment of which is to be made in a currency other than U.S. dollars or composite currencies
                                      (such currency or composite currency in
                                      which a Note is denominated is the
                                      "Specified Currency"), a Business Day will not be a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency (or, in the case of EUROs), is not a day that the TARGET
                                      System (as defined below) is not open.
                                      However, with respect to Notes for which LIBOR is an applicable Interest Rate
                                      Basis, the day must be also be a London
                                      Business Day (as defined below). "London
                                      Business Day" means (i) if the currency
                                      (including composite currencies) specified in the applicable Pricing Supplement as the currency (the "Index Currency") for which LIBOR is calculated is other than any day on which dealings in the Index
                                      Currency are transacted in the London
                                      interbank market or (ii) if the Index
                                      Currency is the EURO, is not a day on
                                      which payments in EURO cannot be settled in the TARGET System. If no currency or composite currency is specified in the applicable Pricing Supplement, the Index
                                      Currency shall be U.S. dollars. "Principal
                                      Financial Center" means the capital city of the country issuing the currency or composite currency in which any payment in respect of the Notes is to be made or, solely with respect to the calculation of LIBOR, the Index Currency. "TARGET System" means the Trans-European Automated Real-time
                                      Gross Settlement Express Transfer System.

                      PART II:      PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY
                                    FORM

               In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                             All Fixed Rate Notes issued in book-entry
                                      form having the same Original Issue Date, interest rate and Stated Maturity
                                      (collectively, the "Fixed Rate Terms")
                                      will be represented initially by a single global security in fully registered form without coupons (each, a "Book-Entry
                                      Note"); and all Floating Rate Notes issued in book-entry form having the same
                                      Original Issue Date, base rate upon which interest may be determined (each, a "Base
                                      Rate"), which may be the Commercial Paper
                                      Rate, the Treasury Rate, LIBOR, the CD
                                      Rate, the CMT Rate, the Eleventh District
                                      Cost of Funds Rate, the Federal Funds
                                      Rate, the Prime Rate, any other rate set forth by the Company, Initial Interest
                                      Rate, Index Maturity, Spread or Spread
                                      Multiplier, if any, the minimum interest rate, if any, the maximum interest rate, if any, and the Stated Maturity
                                      (collectively, "Floating Rate Terms") will be represented initially by a single
                                      Book-Entry Note.

                                      Each Book-Entry Note will be dated and
                                      issued as of the date of its
                                      authentication by the Trustee. Each
                                      Book-Entry Note will bear an Interest
                                      Accrual Date, which will be (a) with
                                      respect to an original Book-Entry Note (or any portion thereof), its Original Issue Date and (b) with respect to any Book-Entry Note (or portion thereof) issued subsequently upon exchange of a Book-Entry Note or in lieu of a destroyed, lost or stolen Book-Entry Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the date of authentication of such subsequently issued Book-Entry Note. No Book-Entry Note shall represent any Note issued in certificated form.

Identification:                       The Company has arranged with the CUSIP
                                      Service Bureau of Standard & Poor's
                                      Corporation (the "CUSIP Service

                                      Bureau") for the reservation of
                                      approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes and the Company has delivered to the Trustee and DTC such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee and DTC. Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) and otherwise required to be represented by the same Global Certificate will instead be represented by two or more Global Certificates which shall all be assigned the same CUSIP number.

Registration:                         Each Book-Entry Note will be registered in
                                      the name of Cede & Co., as nominee for
                                      DTC, on the register maintained by the
                                      Trustee under the Indenture. The
                                      beneficial owner of a Note issued in
                                      book-entry form (i.e., an owner of a
                                      beneficial interest in a Book-Entry Note)
                                      (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC
                                      (with respect to such Note issued in
                                      book-entry form, the "Participants") to
                                      act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such
                                      Participants, a credit balance with
                                      respect to such Note issued in book-entry form in the account of such Participants.
                                      The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:                            Transfers of a Book-Entry Note will be
                                      accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

Exchanges:                            The Trustee may deliver to DTC and the
                                      CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes Outstanding on such date that represent Book-Entry
                                      Notes having the same Fixed Rate Terms or Floating Rate Terms, as the case may be, (other than Original Issue Dates) and for which interest has been paid to the same date; (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related
                                      Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note;
                                      and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Book-Entry Notes for a single
                                      Book-Entry Note bearing the new CUSIP
                                      number and the CUSIP numbers of the
                                      exchanged Book-Entry Notes will, in
                                      accordance with CUSIP Service Bureau
                                      procedures, be cancelled and not
                                      immediately reassigned. Notwithstanding
                                      the foregoing, if the Book-Entry Notes to be exchanged exceed $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount, one replacement
                                      Book-Entry Note will be authenticated and issued to represent $500,000,000 of principal amount of the exchanged
                                      Book-Entry Notes and an additional
                                      Book-Entry Note or Notes will be
                                      authenticated and issued to represent any remaining principal amount of such
                                      Book-Entry Notes (See "Denominations"
                                      below).

Denominations:                        All Notes issued in book-entry form will
                                      be denominated in U.S. dollars. Notes
                                      issued in book-entry form will be issued in denominations of $1,000 and any larger denomination which is an integral multiple of $1,000. Book-Entry Notes will be denominated in principal amounts not in excess of $500,000,000 (or the equivalent thereof in one or more foreign or composite currencies). If one or more
                                      Notes issued in book-entry form having an aggregate principal amount in excess of $500,000,000 would, but for the preceding sentence, be represented by a single
                                      Book-Entry Note, then one Book-Entry Note will be issued to represent $500,000,000 principal amount of such Note or Notes issued in book-entry form and an additional Book-Entry Note or Notes will be issued to represent any remaining principal amount of such Note or Notes issued in book-entry form. In such a case, each of the Book-Entry Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Interest:                             General. Interest on each Note issued in
                                      book-entry form will accrue from the
                                      Interest Accrual Date of the Book-Entry
                                      Note representing such Note. Each payment of interest on a Note issued in book-entry form will include interest accrued through and including the day preceding, as the case may be, the Interest Payment Date
                                      (provided that in the case of Floating
                                      Rate Notes which reset daily or weekly,
                                      interest payments will include interest
                                      accrued to and including the Regular
                                      Record Date immediately preceding the
                                      Interest Payment Date), or the Stated
                                      Maturity (the date on which the principal of a Note becomes due and payable as provided in the Indenture, whether at the Stated Maturity or by declaration of acceleration, redemption, repayment or otherwise is referred to herein as the "Maturity"). Interest payable at Maturity of a Note issued in book-entry form will be payable to the Person to whom the principal of such Note is payable. DTC will arrange for each pending deposit message described under Settlement
                                      Procedure C below to be transmitted to
                                      Standard & Poor's, a division of the
                                      McGraw-Hill Companies ("Standard &
                                      Poor's") which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's.

                                      Regular Record Dates. Unless otherwise
                                      specified in the applicable Pricing
                                      Supplement, the Regular Record Date with respect to any Interest Payment Date for a Fixed Rate Note or a Floating Rate Note shall be the close of business on the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

                                      Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first

                                      Interest Payment Date following the
                                      Original Issue Date; provided, however,
                                      the first payment of interest on any
                                      Book-Entry Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Regular Record Date.

                                      If an Interest Payment Date with respect to any Floating Rate Note issued in book-entry form would otherwise fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be the following day that is a Business Day with respect to such Note, except that in the case of a LIBOR Note, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a London Business Day.

                                      Fixed Rate Notes. Unless otherwise
                                      specified in the applicable Pricing
                                      Supplement, interest payments on Fixed
                                      Rate Notes issued in book-entry form will be made semi-annually on April 15 and October 15 of each year and at Maturity.

                                      Floating Rate Notes. Interest payments on
                                      Floating Rate Notes issued in book-entry form will be made as specified in the Floating Rate Note.

                                      Notice of Interest Payments and Regular
                                      Record Dates. On the first Business Day of
                                      March, June, September and December of
                                      each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur during the six-month period beginning on such first Business Day with respect to Floating Rate Notes issued in book-entry form. Promptly after each Interest Determination Date for Floating Rate Notes issued in book-entry form, the Trustee will notify Standard & Poor's of the interest rates determined on such Interest Determination Date.

Payments of Principal and
  Interest:                           Payments of Interest Only. Promptly after
                                      each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest
                                      Payment Date (other than an Interest
                                      Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment
                                      Date by
                                      referring to the daily bond reports
                                      published by Standard & Poor's. On such
                                      Interest Payment Date, the Company will
                                      pay to the Trustee, and the Trustee in
                                      turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment".

                                      Payments at Maturity. On or about the
                                      first Business Day of each month, the
                                      Trustee will deliver to the Company and
                                      DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at Stated Maturity or on a Redemption Date in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". If any Maturity of a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Trustee will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will deliver to the Company a written statement indicating the total principal amount of Outstanding Book-Entry Notes as of the immediately preceding Business Day.

                                      Manner of Payment. The total amount of any principal, premium, if any, and interest due on Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Book-Entry Notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on such date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, or interest on, the Book-Entry Notes to such Participants.

                                      Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement Procedures:                Settlement Procedures with regard to each
                                      Note in book-entry form sold by each
                                      Agent, as agent of the Company, will be as follows:

                                       A. The Presenting Agent will advise the
                                          Company by telephone of the following
                                          Settlement Information:

                                          1.  Taxpayer identification number of
                                              the purchaser.

                                          2.  Principal amount of the Note.

                                          3.  Fixed Rate Notes:

                                              a)   interest rate; and

                                              b)   redemption or optional
                                                   repayment dates, if any

                                              Floating Rate Notes:

                                              a)   designation (which may be
                                                   "Regular Floating Rate Note,"
                                                   Floating Rate/Fixed Rate
                                                   Note" or "Inverse
                                                   Floating Rate Note;"

                                              b)   interest rate basis or bases;

                                              c)   initial interest rate;

                                              d)   spread or spread multiplier,
                                                   if any;

                                              e)   interest rate reset dates;

                                              f)   interest rate reset period;

                                              g)   interest payment dates;

                                              h)   interest rate payment period;

                                              i)   index maturity;

                                              j)   calculation agent;

                                              k)   interest payment dates if
                                                   any;

                                              l)   minimum interest rate, if
                                                   any;

                                              m)   calculation date;

                                              n)   interest determination dates;

                                              o)   redemption or optional
                                                   repayment dates, if any; and

                                              p)   fixed rate (for Floating
                                                   Rate/Fixed Rate Notes and
                                                   Inverse Floating Rate Notes)
                                                   and fixed rate commencement
                                                   date (for Floating Rate/Fixed
                                                   Rate Notes).

                                          4.  Price to public of the Note.

                                          5.  Trade date.

                                          6.  Settlement Date (Original Issue
                                              Date).

                                          7.  Stated Maturity.

                                          8.  Overdue rate (if any).

                                          9.  Extension periods, if any, and
                                              final maturity date.

                                          10. Optional reset dates, if any.

                                          11. Net proceeds to the Company.

                                          12. Agent's commission.

                                       B. The Company will assign a CUSIP number
                                          to the Book-Entry Note representing
                                          such Note and then advise the Trustee
                                          by electronic transmission of the
                                          above settlement information received
                                          from the Presenting Agent, such CUSIP
                                          number and the name of the Agent.

                                       C. The Trustee will communicate to DTC
                                          and the Agent through DTC's
                                          Participant Terminal System, a pending
                                          deposit message specifying the
                                          following settlement information:

                                          1.  The information set forth in
                                              Settlement Procedure A.

                                          2.  Identification numbers of the
                                              participant accounts maintained by
                                              DTC on behalf of the Trustee and
                                              the Agent.

                                          3.  Identification as a Fixed Rate
                                              Book-Entry Note or Floating Rate
                                              Book-Entry Note.

                                          4.  Initial Interest Payment Date for
                                              such Note, number of days by which
                                              such date succeeds the related
                                              record date for DTC purposes (or,
                                              in the case of Floating Rate Notes
                                              which reset daily or weekly, the
                                              date five calendar days preceding
                                              the Interest Payment Date)

                                              and, if then calculable, the
                                              amount of interest payable on such
                                              Interest Payment Date (which
                                              amount shall have been confirmed
                                              by the Trustee).

                                          5.  CUSIP number of the Book-Entry
                                              Note representing such Note.

                                          6.  Whether such Book-Entry Note
                                              represents any other Notes issued
                                              or to be issued in book-entry
                                              form.

                                          7.  The Trustee will advise the
                                              Presenting Agent by telephone of
                                              the CUSIP number as soon as
                                              possible.

                                       D. The Company will complete and deliver
                                          to the Trustee a Book-Entry Note
                                          representing such Note in a form that
                                          has been approved by the Company, the
                                          Agents and the Trustee.

                                       E. The Trustee will authenticate the
                                          Book-Entry Note representing such
                                          Note.

                                       F. DTC will credit such Note to the
                                          participant account of the Trustee
                                          maintained by DTC.

                                       G. The Trustee will enter an SDFS deliver
                                          order through DTC's Participant
                                          Terminal System instructing DTC (i) to
                                          debit such Note to the

                                          Trustee's participant account and
                                          credit such Note to the participant
                                          account of the Presenting Agent
                                          maintained by DTC and (ii) to debit
                                          the settlement account of the
                                          Presenting Agent and credit the
                                          settlement account of the Trustee
                                          maintained by DTC, in an amount equal
                                          to the price of such Note less such
                                          Agent's commission. Any entry of such
                                          a deliver order shall be deemed to
                                          constitute a representation and
                                          warranty by the Trustee to DTC that
                                          (i) the Book-Entry Note representing
                                          such Note has been issued and
                                          authenticated and (ii) the Trustee is
                                          holding such Book-Entry Note pursuant
                                          to the Medium Term Note Certificate
                                          Agreement between the Trustee and DTC.

                                       H. The Presenting Agent will enter an
                                          SDFS deliver order through DTC's
                                          Participant Terminal System
                                          instructing DTC (i) to debit such Note
                                          to the Presenting Agent's participant
                                          account and credit such Note to the
                                          participant account of the
                                          Participants maintained by DTC and
                                          (ii) to debit the settlement accounts
                                          of such Participants and credit the
                                          settlement account of the Presenting
                                          Agent maintained by DTC, in an amount
                                          equal to the initial public offering
                                          price of such Note.

                                       I. Transfers of funds in accordance with
                                          SDFS deliver orders described in
                                          Settlement Procedures G and H will be
                                          settled in accordance with SDFS
                                          operating procedures in effect on the
                                          Settlement Date.

                                       J. The Trustee will credit to an account
                                          of the Company maintained at the
                                          Trustee funds available for immediate
                                          use in the amount transferred to the
                                          Trustee in accordance with Settlement
                                          Procedure G.

                                       K. The Trustee will send a copy of the
                                          Book-Entry Note by first class mail to
                                          the Company together with a statement
                                          setting forth the principal amount of
                                          Notes Outstanding as of the related
                                          Settlement Date after giving effect to
                                          such transaction and all other offers
                                          to purchase Notes of which the Company
                                          has advised the Trustee but which have
                                          not yet been settled.

                                       L. The Agent will confirm the purchase of
                                          such Note to the purchaser either by
                                          transmitting to the

                                          Participant with respect to such Note
                                          a confirmation order through DTC's
                                          Participant Terminal System or by
                                          mailing a written confirmation to such
                                          purchaser.

Settlement                            Procedures Timetable: For orders of Notes
                                      accepted by the Company, Settlement
                                      Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New
                                      York City time) set forth below:

                                      Settlement
                                      Procedure                           Time
                                      ---------                           ----
                                         A-B                11:00 a.m. on the trade date

                                           C                2:00 p.m. on the trade date

                                           D                3:00 p.m. on the Business Day before
                                                            Settlement Date

                                           E                9:00 a.m. on Settlement Date

                                           F                10:00 a.m. on Settlement Date

                                         G-H                No later than 2:00 p.m. on
                                                            Settlement Date

                                           I                4:45 p.m. on Settlement Date

                                         J-L                5:00 p.m. on Settlement Date

                                      If a sale is to be settled more than one
                                      Business Day after the sale date,
                                      Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rates have been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                                      If settlement of a Note issued in
                                      book-entry form is rescheduled or
                                      cancelled, the Trustee will deliver to
                                      DTC, through DTC's Participant Terminal
                                      system, a cancellation message to such
                                      effect by no later than 2:00 p.m., New
                                      York City time, on the Business Day
                                      immediately preceding the scheduled
                                      Settlement Date.

Failure to Settle:                    If the Trustee fails to enter an SDFS
                                      deliver order with respect to a Book-Entry
                                      Note issued in book-entry form pursuant to Settlement Procedure G, the Trustee may deliver to DTC, through DTC's Participant
                                      Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Trustee will mark such Book-Entry Note
                                      "cancelled," make appropriate entries in its records and send such cancelled
                                      Book-Entry Note to the Company. The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service
                                      Bureau procedures, be cancelled and not
                                      immediately reassigned. If withdrawal
                                      messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry
                                      Notes, one of which shall represent the
                                      Book-Entry Notes for which withdrawal
                                      messages are processed and shall be
                                      cancelled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered
                                      Book-Entry Note.

                                      If the purchase price for any Book-Entry
                                      Note is not timely paid to the
                                      Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures G and H, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                                      Notwithstanding the foregoing, upon any
                                      failure to settle with respect to a
                                      Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Security also representing other Notes, the Trustee will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

                      PART III:       PROCEDURES FOR NOTES ISSUED IN
                                      CERTIFICATED FORM


Denominations:                        The Notes will be issued in denominations
                                      of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.

Interest:                             Each Note will bear interest in accordance
                                      with its terms. Interest will begin to
                                      accrue on the Original Issue Date of a
                                      Note for the first interest period and on the most recent interest payment date to which interest has been paid for all subsequent interest periods. Each payment of interest shall include interest accrued to, but excluding, the date of such payment. Unless otherwise specified in the applicable Pricing Supplement, interest payments in respect of Fixed Rate Notes will be made semi-annually on April 15 and October 15 of each year and at Maturity.
                                      However, the first payment of interest on any Note issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. Unless otherwise specified in the applicable
                                      Pricing Supplement, the Record Date for
                                      any payment of interest shall be the close of business 15 calendar days prior to the applicable Interest Payment Date. Interest at Maturity will be payable to the person to whom the principal is payable.

                                      Notwithstanding the above, in the case of Floating Rate Notes which reset daily or weekly, interest payments shall include accrued interest from, and including, the date of issue or from, but excluding, the last date in respect of which interest has been accrued and paid, as the case may be, through, and including, the record date which is 15 calendar days immediately preceding such Interest Payment Date (the "Record Date"), except that at Maturity the interest payable will include interest accrued to, but excluding, the Maturity date. For additional special provisions relating to Floating Rate Notes, see the Prospectus Supplement.

Payments of Principal and
  Interest:                           Upon presentment and delivery of the Note,
                                      the Trustee will pay the principal amount of each Note at Maturity and the final installment of interest in immediately available funds received from the Company.
                                      All interest payments on a Note, other
                                      than interest due at Maturity, will be
                                      made by check drawn on the Trustee and
                                      mailed by the Trustee to the person
                                      entitled thereto as provided in the Note.
                                      However, holders of ten million dollars or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall be entitled to receive payments of interest, other than at Maturity, by wire transfer in immediately available funds to a designated account maintained in the
                                      United States upon receipt by the Trustee of written instructions from such a holder not later than the regular Record Date for the related Interest Payment Date. Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Note which is not a Business Day need not be made on such day, but may be made on the next succeeding
                                      Business Day with the same force and
                                      effect as if made on the Interest Payment
                                      Date or at Maturity, as the case may be, and no interest shall accrue for the period from and after such Interest
                                      Payment Date or Maturity.

                                      The Trustee will provide monthly to the
                                      Company a list of the principal and
                                      interest to be paid on Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                                      Notes presented to the Trustee at Maturity for payment will be cancelled by the Trustee. All cancelled Notes held by the Trustee shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement Procedures:                Settlement Procedures with regard to each
                                      Note purchased through any Agent, as
                                      agent, shall be as follows:

                                      A.  The Presenting Agent will advise the
                                          Company by telephone of the following
                                          Settlement information with regard to
                                          each Note:

                                          1.  Exact name in which the Note is to
                                              be registered (the "Registered
                                              Owner").

                                          2.  Exact address or addresses of the
                                              Registered Owner for delivery,
                                              notices and payments of principal
                                              and interest.

                                          3.  Taxpayer identification number of
                                              the Registered Owner.

                                          4.  Principal amount of the Note.

                                          5.  Denomination of the Note.

                                          6.  Fixed Rate Notes:

                                              a) interest rate; and

                                              b) redemption or optional
                                                 repayment dates, if any.

                                                 Floating Rate Notes:

                                              a) designation (which may be
                                                 "Regular Floating Rate Note,"
                                                 "Floating Rate/Fixed Note" or
                                                 "Inverse Floating Rate Note;"

                                              b) interest rate basis or bases;

                                              c) initial interest rate;

                                              d) spread or spread multiplier, if
                                                 any;

                                              e) interest rate reset dates;

                                              f) interest rate reset period;

                                              g) interest payment dates;

                                              h) interest payment period;

                                              i) index maturity;

                                              j) calculation agent;

                                              k) maximum interest rate, if any;

                                              l) minimum interest rate, if any;

                                              m) calculation date;

                                              n) interest determination date;

                                              o) redemption or optional
                                                 repayment dates, if any; and

                                              p) fixed rate (for Floating
                                                 Rate/Fixed Rate Notes and
                                                 Inverse Floating Rate Notes)
                                                 and fixed rate commencement
                                                 date (for Floating Rate/Fixed
                                                 Rate Notes).

                                          7.  Price to public of the Note.

                                          8.  Settlement date (Original Issue
                                              Date).

                                          9.  Stated Maturity.

                                          10. Overdue rate (if any).

                                          11. Extension periods, if any, and
                                              final maturity date.

                                          12. Optional reset dates, if any.

                                          13. Net proceeds to the Company.

                                          14. Agent's Commission.

                                      B.  The Company shall provide to the
                                          Trustee the above Settlement
                                          information received from the Agent
                                          and shall cause the Trustee to issue,
                                          authenticate and deliver Notes. The
                                          Company also shall provide to the
                                          Trustee and/or Agent a copy of the
                                          applicable Pricing Supplement.

                                      C.  The Trustee will complete the
                                          preprinted 4-ply Note packet
                                          containing the following documents in
                                          forms approved by the Company, the
                                          Presenting Agent and the Trustee:

                                          1.  Note with Agent's customer
                                              confirmation.

                                          2.  Stub 1 - for Trustee.

                                          3.  Stub 2 - for Agent.

                                          4.  Stub 3 - for the Company.

                                      D.  With respect to each trade, the
                                          Trustee will deliver the Notes and
                                          Stub 2 thereof to the Presenting Agent
                                          at the following applicable address:

                                          If to Lehman Brothers Inc.:

                                          Chase Manhattan Bank
                                          Ground Floor, Receive Window
                                          4 New York Plaza
                                          FAO Lehman Brothers
                                          New York, New York
                                          Attention:  Verna Covington
                                          Telephone:    (212) 623-5953

                                          If to Salomon Smith Barney Inc.:

                                          The Bank of New York
                                          Dealer Clearance Department
                                          1 Wall Street, 4th Floor
                                          New York, New York  10005

                                          Attention:  For the Account of Salomon
                                          Smith Barney Inc.

                                          If to Merrill Lynch, Pierce, Fenner &
                                          Smith Incorporated:

                                          Merrill Lynch, Pierce, Fenner & Smith
                                          Money Markets Clearance
                                          Concourse Level, N.S.C.C. Window
                                          55 Water Street -- South Building
                                          New York, New York 10041
                                          Attention:  Al Mitchell
                                          Telephone:    (212) 855-2403

                                          If to J.P. Morgan Securities Inc.:

                                          55 Water Street, Room 226
                                          New York, New York 10041
                                          Attention:  Window 17 or 18

                                          If to Morgan Stanley & Co.
                                          Incorporated:

                                          The Bank of New York
                                          Dealer Clearance Department
                                          3rd Floor, Window 3B
                                          1 Wall Street
                                          New York, New York  10005

                                          Attention:  For the Account of Morgan
                                          Stanley & Co. Incorporated

                                          If to Banc of America Securities LLC:

                                          c/o The Bank of New York
                                          1 Wall Street, 3rd Floor, Window B
                                          New York, New York 10286
                                          Attention:  Joe Cangelus
                                          Account #:  076854/NationsBanc
                                          Montgomery
                                          Securities LLC

                                          If to Goldman, Sachs & Co.:

                                          Goldman, Sachs & Co.
                                          85 Broad Street, 6th Floor
                                          New York, New York  10004
                                          Attention:  Medium Term Note Desk

                                      The Trustee will keep Stub 1. The
                                      Presenting Agent will acknowledge receipt of the Note through a broker's receipt and will keep Stub 2. Delivery of the Note will be made only against such acknowledgement of receipt. Upon determination that the Note has been authorized, delivered and completed as aforementioned, the Presenting Agent will wire the net proceeds of the Note after deduction of its applicable commission to the Company pursuant to standard wire instructions given by the Company.

                                      E.  The Presenting Agent will deliver the
                                          Note (with confirmations), as well as
                                          a copy of the Prospectus and any
                                          applicable Prospectus Supplement or
                                          Supplements received from the Trustee
                                          to the purchaser against payment in
                                          immediately available funds.

                                      F.  The Trustee will send Stub 3 to the
                                          Company.

Settlement Procedures Timetable:      For offers accepted by the Company,
                                      Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times set forth below:

                                      Settlement
                                      Procedure                           Time
                                      ---------                           ----
                                         A-B         3:00 PM on Business Day prior to settlement
                                         C-D         2:15 PM on day of settlement
                                           E         3:00 PM on day of settlement
                                           F         5:00 PM on day of settlement

Failure to Settle:                    In the event that a purchaser of a Note
                                      from the Company shall either fail to
                                      accept delivery of or make payment for a Note on the date fixed for settlement, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return the Note to the Trustee.

                                      The Trustee, upon receipt of the Note from the Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Agent in settlement for the Note. Such credits will be made on the settlement date if possible, and in any event not later than the Business Day following the settlement date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will cancel and destroy the Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.